EXHIBIT 10.1
                                                                    ------------

                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               RSVP HOLDINGS, LLC

                  Amendment No. 1 dated as of September __, 2003 ("Amendment") to Amended and Restated Limited Liability Company Agreement of RSVP Holdings, LLC, a Delaware limited liability company (the "Company"), dated as of April 29, 2003 (the "Amended and Restated Agreement") among RSI Fund Management LLC, a Delaware limited liability company (the "Managing Member"), New World Realty, LLC, a Delaware limited liability company ("NW"), RSVP Management Partners, LLC, a Delaware limited liability company, and the Company. Each capitalized term used, but not defined herein, shall have the meaning ascribed thereto in the Amended and Restated Agreement.

                              W I T N E S S E T H :
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                  WHEREAS, the Company is a party to the Loan Agreement (as such term is hereinafter defined) and

                  WHEREAS the Loan Agreement requires, among other things, that the Amended and Restated Agreement be amended in the manner hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing premises, the agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Definitions. For purposes of this Amendment, the following terms shall have the following meanings:

                  "Affiliate" has the meaning ascribed to such term in the Loan Agreement.

                  "Borrowers" means the Company, RSVP and Reckson Asset Partners, LLC, a Delaware limited liability company.

                   "Loan Agreement" means the Credit Agreement dated as of
                  September __, 2003 by and among the Borrowers, GMAC Commercial Mortgage Corporation, a California corporation, as lender, as amended, supplemented or otherwise modified from time to time.

                  "Loan Documents" has the meaning ascribed to such term in the Loan Agreement.


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                  "Person" has the meaning ascribed to such term in the Loan
                  Agreement.

                  "Platform Affiliate" has the meaning ascribed to such term in the Loan Agreement.

                  "RSVP" means Reckson Strategic Venture Partners, LLC, a Delaware limited liability company.

                  "Subsidiary" has the meaning ascribed to such term in the Loan Agreement.

                  2. Amendments.

                  (a) All references to "this Agreement" in the Amended and Restated Agreement shall hereinafter mean the Amended and Restated Agreement, as amended by this Amendment.

                  (b) Article III of the Amended and Restated Agreement is hereby amended by adding the following language after Section 3.08 thereof:

                  Section 3.09 Certain Covenants. Notwithstanding any provision contained in this Agreement to the contrary, during the period that indebtedness shall be outstanding under the Loan Documents, the Managing Member and the other Members shall not permit the Company or RSVP to directly:

                  (a) (i) In the case of the Company, own any property or any other assets, other than the Company's membership interest in RSVP and incidental personal and intangible property relating to the foregoing membership interest (including cash or cash equivalents in connection with such membership interest) and (ii) In the case of RSVP, own any property or other assets, other than those relating to RSVP's real estate investment and management-related businesses.

                  (b) Engage in any business, other as specified in clause (a) above.

                  (c) Incur liabilities, contingent or otherwise, other than (i) those normal and incidental to its business as specified in clause (a) above and
(ii) those permitted under Sections 6.1, 6.2 or 6.3 of the Loan Agreement.

                  (d) Hold itself out to be responsible for the debts or obligations of any other Person other than as permitted by Section 6.3 of the Loan Agreement.

                  (e) Acquire obligations or securities of its members.

                  (f) Except as otherwise permitted by the Loan Agreement, enter into any transaction, contract or agreement with any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party, except upon terms and conditions that are substantially similar to those that would be available on an arm's-length basis with third parties.


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                  (g) Except as otherwise permitted by the Loan Agreement,
commingle its funds and other assets with those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person.

                  (h) Seek the dissolution or winding up, in whole or in part, of any other Borrower, any Subsidiary or any Platform Affiliate or, except in the ordinary course of business, any Property Affiliate.

                  (i) Amend, modify or otherwise change the provisions of its operating agreement, if such amendment could materially adversely affect any of the requirements of Section 6.4 of the Loan Agreement applicable to it (provided that modifications to the tax allocation provisions revising allocations of taxable income and loss shall be permitted).

                  (j) In the case of Holdings, Holdings will not identify its partners or members, or any Affiliates of them, as a division or part of it, and will not identify itself as a division or part of any other Person.

                  (k) Fail to observe each of the following:

                         (i) remain solvent and pay its debts and liabilities
(including employment and overhead expenses) from its assets as the same shall become due;

                         (ii) do all things necessary to observe limited
liability company formalities and preserve its existence;

                         (iii) correct any known misunderstanding regarding its
separate identity;

                         (iv) maintain books and records and bank accounts
(except for the Cash Collateral Accounts (as such term is defined in the Loan Agreement)) separate from those of any other Person (including its Affiliates, any constituent party and any Affiliate of any constituent party) and file its own tax returns (except to the extent consolidation or inclusion is required as a matter of law or is otherwise consistent with past practice);

                         (v) hold itself out to the public as a legal entity
separate and distinct from any other entity (including any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party);

                         (vi) allocate fairly and reasonably any overhead for
shared office space;

                         (vii) use separate stationery, invoices and checks;

                         (viii) maintain adequate capital for the normal
obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;


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                         (ix) maintain its assets in such a manner that it will
not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person;

                         (x) permit any Person to conduct either the Company's
or RSVP's business in the name of such other Person or utilize the stationery, invoices or checks of any other Person and

                         (xi) not have any employees.

                  3. Conflicts. In the event of a conflict between the terms and conditions contained herein and in the Amended and Restated Agreement, this Amendment shall govern and prevail in all respects.

                  4. Effect of Amendment. Except as modified by this Amendment, all of the terms and conditions of the Amended and Restated Agreement shall remain in full force and effect

                  5. Effectiveness. The effectiveness of the terms and provisions of this Amendment is subject to (i) the execution and delivery of this Amendment by each of the parties hereto and (ii) the Effective Date occurring on or prior to August 15, 2003, subject to extension or re-extension by the Managing Member of the Effective Date, in its sole discretion, until not later than October 14, 2003 and provided that such date may be further extended by the mutual agreement of the Managing Member and NW in their respective sole discretion (such date, as may be so extended, the "Termination Date"). If the Effective Date does not occur on or prior to the Termination Date, then this Amendment shall be terminated and this Amendment shall be null and void ab initio, without prejudice to the rights of any of the parties to this Amendment.

                  6. Consent of NW. To the extent required, NW, by its execution and delivery of this Agreement, shall be deemed to have consented to this Amendment for all purposes of Section 3.02(b) of the Amended and Restated Agreement.

                  7. Counterparts. This Amendment may be executed in counterparts, each of which, when so executed, shall be an original, but all of which together shall constitute one and the same agreement. This Amendment may be executed via telecopier machine by the parties hereto, which shall be deemed for all purposes as an original.

                  8. Governing Law. This Amendment shall be governed exclusively by and construed in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Amendment shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act.

                  9. Headings. Section and other headings contained in this Amendment are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Amendment or any provision hereof.


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                  10. Entire Agreement. This Amendment contains the entire
agreement among the Members with respect to the subject matter hereof and supersedes all prior agreements and undertakings among Members with respect thereto. Without limiting the generality of the foregoing, no presumption, effect or consideration shall be accorded to any prior draft of this Amendment (or any part thereof) in the interpretation of the terms and provisions of this Amendment or the intent of the parties thereto.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.
                          NEXT PAGE IS SIGNATURE PAGE.]


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                  IN WITNESS WHEREOF, the undersigned have caused the execution of this Amendment as of the day and year first above written.

                                 COMPANY:

                                 RSVP HOLDINGS, LLC
                                 By:  its Management Committee

                                      _________________________________________
                                      Seth B. Lipsay, as a Management Committee
                                      Member and not individually


                                      _________________________________________
                                      Scott Rechler, as a Management Committee
                                      Member and not individually


                                      _________________________________________
                                      Steven H. Shepsman, as a Management
                                      Committee Member and not individually

                                 MEMBERS:

                                 RSI FUND MANAGEMENT LLC
                                 By: FrontLine Capital Group,
                                     its Sole Member

                                 By: __________________________________________
                                     Name: Scott Rechler
                                     Title:   Chief Executive Officer


                                 NEW WORLD REALTY, LLC


                                 By: __________________________________________
                                     Seth B. Lipsay,
                                     Authorized Signatory and not individually


                                 By: __________________________________________
                                     Steven H. Shepsman,
                                     Authorized Signatory and not individually


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                                 RSVP MANAGEMENT PARTNERS, LLC

                                 By:  _________________________________________
                                      Name:
                                      Authorized Signatory and not individually



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